UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 16, 2008

KNOBIAS, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-33315	13-3968990
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

415 Bedford Road, Pleasantville, New York 10570
 (Address of principal executive offices, including zip code)

(914) 495-3100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard: Transfer of Listing.

On April 16, 2008, Knobias, Inc. received notification from the Financial Industry Regulatory Authority (FINRA) that its common stock would be removed from quotation on the OTCBB, effective at the open of business April 25, 2008.

This action was taken pursuant to NASD Rule 6530(e) that, in part, provides that if an issuer is delinquent in its reporting obligations under the Securities Exchange Act of 1934, as amended, three times in any 24-month period, it will be ineligible for quotation on the OTCBB for a period of one year. Knobias had previously filed a Form 12b-25 with respect to its 2007 Annual Report on Form 10-KSB, and the Form 10-K was submitted for filing shortly before the deadline on April 15, 2008; however, the filing was rejected due to a faulty CCC number on file at the processing company. Knobias corrected the discrepancy and successfully filed its 10-K shortly thereafter on the same day, but not until the 5:30 (EDT) filing deadline had passed. This was the third occasion within the past 24 months that a Knobias filing was deemed delinquent.

Knobias plans to file an appeal with the NASD on the grounds that it attempted to file the Form 10-K on time, that the report was submitted for filing before the filing deadline, and was successfully filed shortly after the filing deadline. There can be no assurance that this appeal will be successful.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial statements of business acquired.

Not applicable.

(b)	Pro forma financial information.

Not applicable.

(c)	Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KNOBIAS, INC.

Date: April 21, 2008	/s/ Steven B. Lord
Steven B. Lord
Chief Executive Officer